EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 31, 2022, with respect to the consolidated financial statements of Cepton Technologies, Inc., incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

April 14, 2022